UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2011

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On February 22, 2011, the Compensation Committee of the Board of Directors of SanDisk Corporation, a company existing under the laws of the State of Delaware (the “Company”), took a number of actions affecting officer compensation, including the approval of bonuses for fiscal year 2010 for each of the Company's named executive officers as follows:

Name	Title	2010 Bonus Amount
Dr. Eli Harari	Former Chairman of the Board and Chief Executive Officer	$2,312,500
Sanjay Mehrotra	President and Chief Executive Officer	$1,500,000
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	$950,000
Yoram Cedar	Executive Vice President and Chief Technology Officer	$730,000
James Brelsford	Senior Vice President and General Counsel	$525,000
Sumit Sadana	Senior Vice President, Strategy and Business	$375,000

The Compensation Committee also approved the following base salary amounts for each of the named executive officers below:

Name	Title	2011 Base Salary
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	$540,000
Yoram Cedar	Executive Vice President and Chief Technology Officer	$485,000
James Brelsford	Senior Vice President and General Counsel	$393,750
Sumit Sadana	Senior Vice President, Strategy and Business	$385,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)